EXHIBIT 1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of March 25th, 2008, by and between Neill J. Hines & Patricia A. Hines TR UA FEB 17 97 The Hines Living Trust (“Stockholder”) and William E. Brown (“Brown”) with respect to 45,548 shares of Class B stock (the “Shares”) of Central Garden & Pet Company, a Delaware corporation (the “Company”) owned by the Stockholder.

1. Restrictions on Shares.

1.1 Stockholder shall not transfer, sell, pledge or otherwise dispose of or encumber any of the Shares until March 31, 2018 (the “Expiration Date”).

1.2 Stockholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares (other than the Proxy), deposit any of the Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Shares until the Expiration Date.

2. Agreement Not to Vote Shares. Stockholder agrees that prior to the Expiration Date, he will not vote the Shares.

3. Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, Stockholder shall deliver to Brown a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), which proxy is coupled with an interest, and, until the Expiration Date, shall be irrevocable to the fullest extent permitted by law.

4. Loan. Concurrently with the execution and delivery of this Agreement, Brown shall loan $207,698.88 to Stockholder, and Stockholder shall deliver to Brown a promissory note in the form attached hereto as Exhibit B.

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

BROWN:	NEILL J. HINES & PATRICIA A. HINES TR UA FEB 17 97 THE HINES LIVING TRUST:

/s/ WILLIAM E. BROWN

	By:	/s/ NEILL J. HINES
Neill J. Hines, as Trustee

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of Central Garden & Pet Company (the “Company”) hereby irrevocably appoints William E. Brown (“Brown”) as the sole and exclusive attorney and proxy of the undersigned to vote and exercise all voting and related rights in accordance with the terms of this Irrevocable Proxy with respect to all of the 45,548 shares of Class B stock of the Company that are owned by the undersigned (the “Shares”). The undersigned hereby revokes any and all prior proxies given by the undersigned with respect to the Shares. Without the prior written consent of Brown, the undersigned shall not grant any subsequent proxies or enter into any other agreement or understanding with any person to vote or give instructions with respect to the Shares in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Date.

This Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest and is granted pursuant to that certain Voting Agreement dated as of March 25th, 2008 between Brown and the undersigned (the “Voting Agreement”).

Brown is hereby authorized and empowered by the undersigned, at any time prior to March 31, 2018 (the “Expiration Date”), to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of the Company. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: March 25, 2008

NEILL J. HINES & PATRICIA A. HINES TR UA FEB 17 97 THE HINES LIVING TRUST

By:
Neill J. Hines, as Trustee

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EXHIBIT B

SECURED, LIMITED RECOURSE PROMISSORY NOTE

$207,698.88

March 25th, 2008

FOR VALUE RECEIVED, the undersigned (“Debtor”) promises to pay to William E. Brown (“Creditor”), the principal sum of $207,698.88, together with interest on the outstanding balance of said sum at a per annum interest rate of four and three tenths percent (4.3%). All computations of interest under this promissory note (“Note”) shall be made on the basis of a year of 365/366 days (as applicable), for actual days elapsed.

1. Payments and Prepayments.

(a) Principal and Interest Payments. Debtor shall pay the principal sum due hereunder, together with all accrued interest on March 31, 2018.

(b) Prepayments. Debtor may, at its option, prepay the principal amount of this Note in whole or in part upon thirty (30) days’ notice to Creditor. Debtor shall pay all accrued interest to the date of prepayment on all principal amounts prepaid.

2. Default.

(a) Optional Acceleration. Creditor may declare all principal and interest outstanding under this Note immediately due and payable in full upon the occurrence of any of the following:

(i) The failure of Debtor to make any payment of principal or interest required under this Note within forty five (45) days after due; or

(ii) The insolvency of Debtor or the failure of Debtor generally to pay its debts as such debts become due.

(b) Automatic Acceleration. All principal and interest outstanding under this Note shall be immediately due and payable in full, without demand or notice of any kind, upon the occurrence of any of the following:

(i) The commencement by or against Debtor of any case under the federal bankruptcy laws or any other proceeding under any other laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief;

(ii) Any assignment by Debtor for the benefit of his creditors; or

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(iii) The appointment of a receiver, trustee, custodian or similar official for all or substantially all of Debtor’s property.

Each of the foregoing sub-clauses under clauses (a) and (b) above are hereinafter referred to as an “Event of Default”.

3. Security. As security for the timely payment of all amounts owed by Debtor to Creditor under this Note, including all principal, interest, fees and expenses payable hereunder, Debtor hereby pledges and assigns to Creditor and grants to Creditor a first priority perfected security interest in all right, title and interest of Debtor in and to the Collateral, wherever located and whether now owned or hereafter acquired.

Upon the occurrence of an Event of Default, Creditor shall have all rights, powers and remedies afforded by law, including, without limitation, the right to resort to any or all of the Collateral and to exercise any or all of the rights of a secured party pursuant to applicable law. All rights, powers and remedies of Creditor may be exercised at any time by Creditor and from time to time after the occurrence and during the continuance of any Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

As used herein, the term “Collateral” shall mean (i) 45,548 shares of Class B Stock of Central Garden & Pet Company evidenced by stock certificate Nos. CB-383 (5,548 shares), CB-384 (5,000 shares), CB-385 (5,000 shares), CB-386 (5,000 shares), CB-387 (5,000 shares), CB-388 (10,000 shares) and CB-389 (10,000 shares) and owned by beneficiary and/of record by Debtor (collectively, the “Pledged Shares”) and (ii) any and all cash proceeds and/or noncash proceeds of any of the foregoing.

4. Limited Recourse. BY ACCEPTANCE OF THIS NOTE, CREDITOR HEREBY AGREES THAT THE OBLIGATIONS OF DEBTOR HEREUNDER ARE AT ALL TIMES LIMITED SOLELY TO THE COLLATERAL. CREDITOR WAIVES AND RELEASES ANY PERSONAL LIABILITY OF DEBTOR ON ACCOUNT OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE.

5. Miscellaneous. This Note shall inure to the benefit of Creditor’s successors and beneficiaries. If any amounts owing under this Note are not paid when due, Debtor shall pay all costs and expenses, including reasonable attorneys’ fees, incurred by Creditor in the collection or enforcement of this Note. To the extent permitted by law, Debtor waives diligence, presentment, demand, notice of nonpayment, protest, notice of protest and notice of every kind. This Note shall be governed by and construed in accordance with the laws of the State of California.

NEILL J. HINES & PATRICIA A. HINES TR UA FEB 17 97 THE HINES LIVING TRUST

By:
Neill J. Hines, as Trustee

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